EXHIBIT 12

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

        Computation of Ratio of Earnings to Fixed Charges
          For the nine months ended September 30, 1997
                   (in millions, except ratio)

                                                                  1997
                                                                  ----
Earnings:
   Income before taxes on income                               $ 1,204.9
   Minority interests' share of earnings of majority-
      owned subsidiaries without fixed charges                       2.7
   Equity income                                                   (29.7)
   Fixed charges                                                   136.1
   Proportionate share of income (loss) of 50%-owned
     persons							    25.3
   Distributed income of less than 50%-owned persons                 -
   Amortization of capitalized interest                             15.7
                                                                 -------

      Total earnings                                           $ 1,355.0

Fixed Charges:
   Interest expense:
      Consolidated                                             $   106.2
      Proportionate share of 50%-owned persons                       2.7
                                                                 -------
                                                                   108.9
                                                                 -------

   Amount representative of the interest factor in rents:
      Consolidated                                                  26.9
      Proportionate share of 50%-owned persons                        .3
                                                                 -------
                                                                    27.2
                                                                 -------

   Fixed charges added to earnings                                 136.1
                                                                 -------

   Interest capitalized:
      Consolidated                                                   5.7
      Proportionate share of 50%-owned persons                       -
                                                                 -------
                                                                     5.7
                                                                 -------

   Preferred stock dividend requirements of
      majority-owned subsidiaries                                    -
                                                                 -------

      Total fixed charges                                      $   141.8
                                                                 =======

Ratio of earnings to fixed charges                                   9.6
                                                                 =======
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